EXHIBIT 10.36

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

            THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), is made as of this 29th day of September, 1998, by and among RICHARD W. FREEMAN, M.D., an individual residing at 4325 Wickford Road, Baltimore, Maryland 21210 (hereinafter referred to as "Dr. Freeman"); CAREADVANTAGE HEALTH SYSTEMS, INC., a Delaware corporation with its principal place of business at 485-C Route 1 South, Iselin, New Jersey 08830 (hereinafter referred to as "CAHS"); and CAREADVANTAGE, INC. a Delaware corporation and the parent and sole shareholder of CAHS with its principal place of business at 485-C Route 1 South, Iselin, New Jersey 08830 (hereinafter referred to as "CAI").

                              W I T N E S S E T H:

            WHEREAS, Dr. Freeman and CAHS had entered into an employment agreement dated May 26, 1995 (the "Original Employment Agreement") whereby CAHS had employed Dr. Freeman as a Senior Vice President according to the terms and conditions set forth therein;

            WHEREAS, the Original Employment Agreement between CAHS and Dr. Freeman was amended by two (2) addenda dated May 5, 1995 and June 28, 1996, respectively, by a Second Addendum dated August 28, 1995, a Third Addendum dated September 26, 1997 and a Fourth Addendum dated December 15, 1997 (collectively, such Addenda, together with the Original Employment Agreement, are hereinafter referred to, collectively, as the "Employment Agreement"); and

            WHEREAS, each of CAHS, CAI and Dr. Freeman wish to amend and restate the Employment Agreement in order to provide for Dr. Freeman's continued employment and to appoint Dr. Freeman as President and Chief Operating Officer of CAI and CAHS, according to the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CAI, CAHS and Dr. Freeman agree as follows:

      1. DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth below:

         1.1 "Affiliate" shall mean a corporation which, directly or indirectly, controls, is controlled by or is under common control with either CAI or CAHS, and for purposes hereof, "control" shall mean the ownership of 20% or more of the Voting Stock of either CAI or CAHS.

         1.2 "Basic Salary" shall have the meaning assigned to it in Section 5 of this Agreement.

         1.3 "Board" shall mean the Board of Directors of CAI as duly constituted from time-to-time.

         1.4 "The Business" shall mean the business to be conducted by any of CAI, CAHS, any Affiliate or any Subsidiary, directly or indirectly, including, but not limited to, Care Management Business as defined in Section 12.3.

         1.5 "Cause" shall mean:

            (a) Dr. Freeman's license to practice medicine in the State of Maryland, or any other state, his Board Certification or his federal DEA registration, is suspended, revoked, restricted or otherwise limited or terminated as a result of any disciplinary action, conviction of a crime or finding of incompetency.

            (b) Dr. Freeman is expelled, suspended or is subject to other disciplinary action by a professional organization on grounds other than for non-payment of fees or resignation by Dr. Freeman from any such professional organization under threat of disciplinary action on such grounds;

            (c) Dr. Freeman is adjudicated incompetent, dies, is unable to perform substantially all of the duties set forth hereunder due to any physical or mental illness, injury or impairment for one hundred eighty
      (180) continuous days;

            (d) The continuing willful failure of Dr. Freeman to perform his duties to CAI, CAHS, an Affiliate or a Subsidiary (other than any such failure resulting from Dr. Freeman's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) from CAI and a reasonable opportunity to be heard and to cure such failure are given to Dr. Freeman by the Board;

            (e) The conviction of Dr. Freeman of a felony or any serious crimes (including any drug-related offenses) or the willful commission by Dr. Freeman of any intentional wrongdoing ouside the scope of his duties under this Agreement;

            (f) The commission by Dr. Freeman of an act of fraud in the performance of his duties;

            (g) The order of a federal or state regulatory  agency or a court of
      competent   jurisdiction   requiring  the  termination  of  Dr.  Freeman's
      employment due to intentional misfeasance or malfeasance by Dr. Freeman;

            (h) The failure of Dr. Freeman to maintain the standards set forth in Section 11 of this Agreement; or

            (i) Dr. Freeman becomes ineligible for professional liability insurance pursuant to Section 6.1(xiv).


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

         For purposes of this subsection, no act, or failure to act, on Dr. Freeman's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith without reasonable belief that his action or omission was in the best interests of CAI, CAHS, an Affiliate or a Subsidiary.

         1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations issued thereunder.

         1.7 "Commencement Date" shall be October 30th, 1998.

         1.8 "Confidential Information" shall include, without limitation by reason of specification, any information, including, without limitation, trade secrets, vendor and customer lists, pricing policies, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, research projects, strategic plans, product information, production know-how and other business affairs of CAI, CAHS or its Affiliates, which (i) is or are designed to be used in or are or may be useful in connection with the business of CAI, CAHS, any Subsidiary or any Affiliate of any thereof, or which, in the case of any of these entities, results from any of the research or development activities of any such entity, and which (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Dr. Freeman, and (iii) which gives CAI, CAHS or a Subsidiary or any Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

         1.9 "Date of  Termination"  shall have the  meaning  assigned  to it in
Section 7.6.

         1.10 "Disability" shall mean the inability of Dr. Freeman to perform his duties of employment for CAI and CAHS, pursuant to the terms of this Agreement, because of the occurrence of an event that results in the physical or mental disability, where such disability shall have existed for a period of more than 90 consecutive days or an aggregate of 120 days in any 365 day period. Dr. Freeman shall be entitled to receive long-term disability payments under the long-term disability plan of CAI and CAHS or any Affiliate or Subsidiary that employs Dr. Freeman. The fact of whether or not a disability exists hereunder shall be determined by appropriate medical experts selected by the Board and agreed to by Dr. Freeman's physician. The existence of a Disability means that, Dr. Freeman's mental and/or physical condition substantially interferes with Dr. Freeman's performance of his duties for CAI and CAHS, and/or its Affiliates and Subsidiaries as specified in this Agreement.

         1.11 "Employment Year" shall mean each twelve (12) month period, or part thereof, during which Dr. Freeman is employed hereunder, commencing on the Commencement Date and on the same day of any subsequent calendar year, the first such subsequent Employment Year being the twelve (12) month period which will begin on the first anniversary of the Commencement Date.

         1.12 "Notice of Termination" shall have the meaning assigned to that term in Section 7.5.


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

         1.13  "Person"  shall  mean  any   individual,   sole   proprietorship,
partnership, joint venture, limited liability company, limited liability partnership, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         1.14 "Retirement" shall mean that Dr. Freeman shall have reached age 65 and shall voluntarily retire under CAI's, CAHS' or any Affiliate's or
Subsidiary's retirement plan (if any) applicable to him or any earlier actual voluntary retirement by Dr. Freeman from his employment with CAI, CAHS and its Affiliates or Subsidiaries.

         1.15 "Restricted Period" shall have the meaning assigned to that term in Section 12.2.

         1.16  "Severance"  shall  have the  meaning  assigned  to that  term in
Section 7.7.

         1.17 "Subsidiary" shall mean a corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, by either CAI or CAHS.

         1.18 "Term" shall mean the term of employment of Dr. Freeman under the Agreement.

         1.19 "Voting Stock" shall mean capital stock of a corporation which gives the holder the right to vote in the election of directors for such corporation in the ordinary course of business and not as the result of, or contingent upon, the happening of any event.

         Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.


      2. EMPLOYMENT AND DUTIES OF EMPLOYEE

         2.1 Employment; Title; Duties. CAI and CAHS hereby employ Dr. Freeman, and Dr. Freeman hereby accepts appointment as the President and Chief Operating Officer of each of CAHS and CAI. The principal duties of Dr. Freeman shall be to perform those services and have such responsibilities as are consistent with such positions, and shall serve faithfully and to the best of his ability, under the direction and supervision of the Board. Dr. Freeman shall devote all of his business time and attention to his duties under this Agreement. Without further compensation, Dr. Freeman agrees to serve (if requested to do so by the Board) as a Board member and, to the extent it is reasonably practicable to do so, as an officer and/or director of one or more additional Affiliates and Subsidiaries.

         2.2 Performance of Duties. Dr. Freeman's primary working responsibility shall be the performance of his duties as the President and Chief Operating Officer for CAI and CAHS. During the Term, Dr. Freeman shall not engage in or become employed, directly, or indirectly, in any business activities, nor shall he act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any


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

other Person which competes with the Business of CAI, CAHS and its Affiliates and Subsidiaries.

      3. TERM OF EMPLOYMENT

         The employment of Dr. Freeman pursuant to this Agreement shall commence as of the Commencement Date and end two (2) years thereafter, unless sooner terminated pursuant to Section 7 of this Agreement. On the second anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for an additional one (1) year period unless within sixty (60) days prior to such anniversary date, CAI shall have given written notice to Dr. Freeman that the term shall not be so extended. The term of this Agreement, including any extensions thereof, as provided herein, is hereinafter referred to as the "Term".

      4. COMPENSATION AND BENEFITS

         CAI and/or CAHS and/or its Affiliates or Subsidiaries shall pay Dr. Freeman as compensation for all of the services to be rendered by him hereunder during the Term, and in consideration of the various restrictions imposed upon Dr. Freeman during the Term, and otherwise under this Agreement, the Basic Salary and other benefits as provided for and determined pursuant to Sections 5 and 6, inclusive, of this Agreement.

      5. BASIC SALARY

         5.1 CAI and/or CAHS shall pay Dr. Freeman, as compensation for all of the services to be rendered by him hereunder during each Employment Year, a base annual salary of $275,000 (the "Basic Salary"), payable in accordance with such companies' payroll practices, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, deductions for employee contributions to welfare and/or fringe benefits provided by CAI, CAHS or an Affiliate or Subsidiary to Dr. Freeman and less such other deductions or amounts, if any, as are authorized by Dr. Freeman. The Basic Salary shall be prorated for the month in which employment by such companies or an Affiliate or Subsidiary commences or terminates, and for any Employment Year which is less than twelve (12) months in duration.

      6. ADDITIONAL BENEFITS AND REIMBURSEMENT FOR EXPENSES

         6.1 Additional Benefits. CAI and CAHS shall provide the following additional benefits to Dr. Freeman during the Term, except, however, that either company reserves the right to alter or modify any of these benefits provided such alterations or modifications do not unreasonably affect Dr. Freeman's terms and conditions of employment:

            (i) participation on an equitable basis in CAI's or CAHS' health insurance benefit plans established for senior management employees of CAI or CAHS;


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

            (ii) vacation leave consistent with CAI's and CAHS' vacation leave policy;

            (iii) personal leave consistent with CAI's and CAHS' personal leave policy;

            (iv) education leave consistent with CAI's and CAHS' education leave policy;

            (v) all holidays generally observed by employees of CAI and/or CAHS;

            (vi) participation in the group life insurance policy available to all employees of CAI or CAHS with Dr. Freeman having the option to purchase at his own cost and expense additional insurance (with the benefit payable to Dr. Freeman's designee), and the option to purchase or continue the policy, at his sole cost, upon termination of his employment hereunder if permissible under the terms of the policy;

            (vii) participation in the long-term disability plan whereby either CAI or CAHS is to pay the premium for such long-term disability insurance coverage. During the Term, Dr. Freeman shall be entitled to any improvements to CAI's or CAH's long-term liability plan;

            (viii) participation in the short-term disability plan whereby either CAI or CAHS is to pay the premium for such short-term disability insurance coverage. During the Term, Dr. Freeman shall be entitled to any improvements to CAI's or CAH's short-term disability plan;

            (ix) participation by Dr. Freeman in a stock award and stock option plan for senior management of CAI and CAHS on a basis determined by such companies' Board of Directors on a basis at least consistent for senior management;

            (x) participation by Dr. Freeman in either CAI's or CAHS' 401(K) plan;

            (xi) participation by Dr. Freeman in either CAI's or CAHS' Cafeteria Plan which will include a Flexible Spending Account;

            (xii) Dr. Freeman shall be eligible to participate in the CAI Executive Long Term Incentive Plan or any successor plan thereto (the "Long Term Plan") and the cash payment made under the Long Term Plan to Dr. Freeman is referred to herein as the "Long Term Bonus." Dr. Freeman's Long Term Bonus paid under the Long Term Plan shall be consistent with his position as President and Chief Operating Officer;

            (xiii) Dr. Freeman shall be eligible to participate in the CAI Executive Short Term Incentive Plan or any successor plan thereto (the "Short Term Plan") and the cash payment made under the Short Term Plan to Dr. Freeman is referred to herein as the "Short Term Bonus." Dr. Freeman' Short Term Bonus paid under the Short Term Plan shall be consistent with his position as President and Chief Operating Officer;


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

            (xiv) Either CAI or CAHS will purchase and maintain professional liability insurance for Dr. Freeman in the minimum amount of $1,000,000.000 per claim and a minimum annual aggregate of $3,000,000.00; and

            (xv) During the period commencing on the Commencement Date and terminating on October 1, 2000, either CAI or CAHS shall pay to Dr. Freeman an allowance of $1,200 monthly in lieu of payment for Dr. Freeman's travel expenses between Baltimore, Maryland and Iselin, New Jersey and Dr. Freeman shall obtain
and  maintain   suitable   lodging  in  New  Jersey  during  this  period.

         6.2 Reimbursement of Licensing Fees and Subscription Charges. Either CAI or CAHS shall reimburse Dr. Freeman, consistent with CAI's and/or CAHS' continuing education program, Dr. Freeman for any out-of-pocket expenses (not paid directly by either CAI or CAHS) that are incurred by Dr. Freeman in connection with the renewal of his medical license(s) and subscription charges and costs incurred by Dr. Freeman in connection with his receipt of professional periodicals and publications.

         6.3 Reimbursement of Expenses. Either CAI or CAHS shall reimburse Dr. Freeman for any reasonable and necessary out-of-pocket expenses (not paid directly by either CAI or CAHS) that are incurred by Dr. Freeman in connection with the duties performed under this Agreement, including travel, lodging and meals.

         6.4 Documentation. Dr. Freeman will submit appropriate documentation, approved as to form, by either CAI or CAHS, to either CAI or CAHS on a monthly basis for the expenses incurred during that time period. Payment will be made to Dr. Freeman no later than the thirtieth (30th) business day following receipt of such bills.

         6.5 Change in Control Bonus. In addition to the Basic Salary and Additional Benefits paid and provided to Dr. Freeman under this Agreement, and as an additional inducement to Dr. Freeman not to voluntarily leave the employ of CAI, CAHS or any of its Affiliates or Subsidiaries, Dr. Freeman shall be eligible to receive a Bonus Payment following a "Change in Control of the Company" as such term is hereinafter defined.

            (i) "Change in Control of the Company" is defined as, and shall be deemed to occur if:

         (W) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of CAI or Blue Cross and Blue Shield of New Jersey, Inc. ("BCBS") or CW Ventures II, L.P. ("CW") or any person who represents CW or BCBS or controls BCBS or CW, or a person engaging in a transaction of the type described in clause (Y) of this subsection but which does not constitute a change in control under such clause, is or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CAI representing 51% or more of the combined voting power of CAI's then outstanding securities; or

         (X) during any period in which Dr. Freeman is eligible to receive a Bonus Payment for a Change in Control of the Company, individuals who at the beginning of such


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

period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with CAI to effect a transaction described in clauses (W), (Y) or (Z) of this subsection or a director nominated by CW or BCBS in accordance with the terms of the Stockholders' Agreement among CW, BCBS and CAI dated February 22, 1996 as the same may be amended from time to time) whose election by the Board or nomination for election by CAI's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

         (Y) the shareholders of CAI approve or, if no shareholder approval is required or obtained, CAI or a Subsidiary thereof completes a merger, consolidation or similar transaction of CAI or a Subsidiary thereof with or into any other corporation, or a binding share exchange involving CAI's securities, other than any such transaction which would result in the voting securities of CAI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of CAI or such surviving entity outstanding immediately after such transaction, or the shareholders of CAI approve a plan of complete liquidation of CAI or an agreement for the sale or disposition by CAI of all or substantially all of CAI's assets; or

         (Z) CAI or a Subsidiary thereof executes a definitive agreement with respect to the merger, consolidation or similar transaction of CAI or a Subsidiary thereof with or into any other corporation or entity, or the sale or disposition of all or substantially all of CAI's assets; provided, however, that if such agreement is subsequently terminated, a "Change in Control of the Company" shall be deemed not to have occurred.

            (ii) In the event any person commences a tender or exchange offer, circulates a proxy statement to CAI's shareholders or takes other steps designed to effect a Change in Control of the Company as defined herein, Dr. Freeman agrees that he will not voluntarily leave the employ of CAI, CAHS or a Subsidiary, and will continue to perform his regular duties and to render the services specified in this Agreement, until such person has abandoned or terminated his efforts to effect a Change in Control of the Company or until a Change in Control of the Company has occurred. Should Dr. Freeman voluntarily terminate his employment before any such effort to effect a Change in Control of the Company has commenced, or after any such effort has been abandoned or terminated without effecting a Change in Control of the Company and no such effort is then in process, this Section 6.5 shall lapse and be of no further force or effect.

            (iii) If a Change in Control of the Company shall have occurred, Dr. Freeman shall be entitled to the benefits provided in this Section 6.5 if Dr. Freeman shall remain in the employ of CAI, CAHS or one of its Subsidiaries for a period of six (6) months after the date of the Change in Control of the Company (the "Bonus Period") or such employment shall terminate during the Bonus Period other than by reason of a Qualified Termination. For purposes of clarification, if a Change in Control of the Company as defined in Section 6.5(i)(Z) shall have occurred, the Bonus Period shall be defined as the period of six (6) months after the


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

execution of the definitive agreement set forth in Section 6.5(i)(Z) provided the Change in Control actually occurs, or, if the Change in Control does not occur within such six (6) month period, upon the date of the subsequent closing of the transactions contemplated by such definitive agreement.

            (iv) If, during the Bonus Period, either CAI, CAHS or a Subsidiary causes Dr. Freeman to sustain a Qualified Termination, either CAI or CAHS shall pay to Dr. Freeman his full Basic Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and either CAI or CAHS shall have no further obligations to Dr. Freeman under this Agreement.

            (v) For purposes of this Agreement.

                        (A) "Qualified Termination" shall mean:

                  (I) if a Change  in  Control  of the  Company  as  defined  in
Section 6.5(i)(W), (X) or (Y) shall have occurred, the termination of employment of Dr. Freeman for Cause, voluntarily by Dr. Freeman without Good Reason, or by death or Disability of Dr. Freeman; and

                  (II) if a Change in  Control  of the  Company  as  defined  in
Section 6.5(i)(Z) shall have occurred, the termination of employment of Dr. Freeman for Cause or by death or Disability of Dr. Freeman.

                        (B) "Good Reason" shall mean:

                  (I) The assignment by CAI or a Subsidiary to Dr. Freeman of duties without Dr. Freeman's express written consent, which: (i) are materially different or require travel significantly more time-consuming or extensive than Dr. Freeman's duties or business travel obligations immediately prior to the Change in Control of the Company; or (ii) result, in either a significant reduction in Dr. Freeman's authority and responsibility as the President and Chief Operating Officer of CAI or a Subsidiary thereof; or, (iii) without Dr. Freeman's express written consent, the removal of Dr. Freeman from, or any failure to reappoint or reelect Dr. Freeman to, President and Chief Operating
Officer of CAI, except in connection with a termination of Dr. Freeman's employment by CAI for Cause, or by reason of Dr. Freeman's death, or Disability;

                  (II) A reduction by CAI or a Subsidiary of Dr. Freeman's Basic Salary, or the failure to grant increases in Dr. Freeman's Basic Salary on a basis at least substantially comparable to those granted to other executives of CAI or a Subsidiary of comparable title, salary and performance ratings made in good faith;

                  (III) The relocation of CAI's principal executive offices (or in the case of an employee of a Subsidiary; the principal executive offices of such Subsidiary) to a location outside the State of New Jersey, or CAI's requiring Dr. Freeman to be based anywhere other than CAI's principal executive offices (or in the case of an employee of a Subsidiary; the principal executive offices of such Subsidiary) except for required travel on CAI's or a Subsidiary's business to an extent substantially consistent with Dr. Freeman's business travel


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

obligations immediately prior to the Change in Control of the Company, or in the event of any relocation of Dr. Freeman with Dr. Freeman's express written consent, the failure by CAI or a Subsidiary to pay (or reimburse Dr. Freeman for) all reasonable moving expenses by Dr. Freeman relating to a change of principal residence in connection with such relocation and to indemnify Dr. Freeman against any loss realized in the sale of Dr. Freeman's principal residence in connection with any such change of residence, all to the effect that Dr. Freeman shall incur no loss upon such sale on an after tax basis;

                  (IV) The failure by CAI or a Subsidiary to continue to provide Dr. Freeman with substantially the same benefits (which for purposes of this Agreement shall mean benefits under all welfare plans as that term is defined in
Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended), and perquisites, including participation on a comparable basis in CAI's, CAHS' or a Subsidiary's retirement plans, stock options plans, stock award plans, and other plans in which executives of CAI or CAHS of comparable title and salary participate and as were provided to Dr. Freeman immediately prior to such Change in Control of the Company, or with a package of welfare benefits and perquisites, that, though one or more of such benefits or perquisites may vary from those, including participation on a comparable basis in CAI's, CAHS' or a Subsidiary's retirement plans, stock option plans and stock award plans, is substantially comparable in all material respects to such benefits and perquisites, including participation on a comparable basis in CAI's, CAHS' or a Subsidiary's retirement plans, stock option plans and stock award plans, taken as a whole; or

                  (V)  The  failure  of  CAI  to  obtain  the  express   written
assumption of and agreement to perform this Agreement by any successor as contemplated in this Section 6.5 hereof.

                        (C) Notwithstanding any other provisions of this Agreement, "Basic Salary" shall mean the amount determined by multiplying Dr. Freeman's highest semimonthly or other periodic rate of base pay paid to Dr. Freeman during the twelve (12) month period immediately prior to the giving of the Notice of Termination by the number of pay periods per year. The following items are not part of base pay, as used herein: reimbursed expenses, any amount paid on account of overtime or holiday work, payment on account of insurance premiums or other contributions made to other welfare benefit plans, any year-end or other bonuses, commissions and gifts.

                  (vi) (A) Upon the earlier to occur of: (I) the date immediately following the expiration of the Bonus Period if Dr. Freeman shall be employed by CAI or a Subsidiary on the last day of the Bonus Period; or (II) date of the termination of employment of Dr. Freeman by CAI or a Subsidiary during the Bonus Period, where such termination is other than by reason of a Qualified Termination, then CAI shall pay Dr. Freeman a cash bonus in the amount of $95,000 (subject to any applicable payroll or other taxes required to be withheld);

                        (B) In the event that any payment or benefit received or to be received by Dr. Freeman in connection with a Change in Control of the Company or the termination of Dr. Freeman's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with CAI, any person whose actions result in a Change in Control of the Company or any person affiliated with CAI or such person) (collectively with the payments and benefits hereunder; "Total Payments") would not be deductible (in whole or part) as a result of Section 280G of the Code by CAI, an Affiliate or other person making such payment or providing such benefit, the payments and benefits hereunder shall be reduced until no portion of the Total Payments is not deductible, or the payments and benefits hereunder are reduced to zero. At CAI's sole discretion, such reduction may be effected by extending the date the payment would otherwise be due by not more than one (1) year or by decreasing the amount of the payment or benefit otherwise due and payable. For purposes of this limitation: (I) no portion of the Total Payments the receipt or enjoyment of which Dr. Freeman shall have effectively waived in writing prior to the date of payment under subsection (vi)(A) shall be taken into account; (II) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by Dr. Freeman and acceptable to CAI's independent auditors, is not likely to constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code; (III) the payments and benefits hereunder shall be reduced only to the extent necessary so that, in the opinion of the tax counsel referred to in clause (ii), the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety are likely to constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code or are otherwise not likely to be subject to disallowance as deductions; and (IV) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by CAI's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                        (C) The cash bonus payable under this Section 6.5 shall be in addition to any other Severance to which Dr. Freeman may be entitled hereunder.

                  (vii) Notwithstanding any other provision of this Agreement, this Section 6.5 shall continue in effect commencing on the Commencement Date and terminating on December 31, 1998; provided, however, that if the Term has not expired, the term of this Section 6.5 may be extended for additional six (6) month periods upon written notice from CAI to Dr. Freeman.

                  (viii) If litigation or other proceeding shall be brought to enforce or interpret any provision contained in this Section 6.5 or in connection with any tax audit to the extent attributable to the application of
Section 4999 of the Code to any payment or benefit provided hereunder, CAI shall indemnify Dr. Freeman for his reasonable attorneys' fees and disbursements incurred in connection therewith and pay prejudgment interest on any money judgment obtained by Dr. Freeman calculated at the prime rate of interest as quoted in the Wall Street Journal for banking institutions in effect from time to time from the date that payment should have been made under this Agreement; provided, however, that if Dr. Freeman initiated the proceedings, Dr. Freeman shall not have been found by the court or other fact finder to have acted in bad faith in initiating such litigation or other proceeding, which finding must be final without further rights of appeal.

                  (ix) CAI's obligation to pay Dr. Freeman the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which CAI may have against Dr. Freeman or anyone else. All amounts payable by CAI hereunder shall be paid without notice or demand. Except as expressly provided herein, CAI waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Each and every payment made hereunder by CAI shall be final and CAI will not seek to recover for any reason all or any part of such payment from Dr. Freeman or any person entitled thereto. Dr. Freeman shall not be required to mitigate the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise.

      7. TERMINATION OF EMPLOYMENT

         7.1 Death. If Dr. Freeman dies during the Term, on the date of his death this Agreement shall terminate.

         7.2 Disability. If, during the Term, Dr. Freeman has a Disability, either CAI or CAHS may, at any time after Dr. Freeman has a Disability, terminate Dr. Freeman's employment by written notice to him; provided, however, that either CAI or CAHS shall maintain in effect and continue to pay all premiums due under Dr. Freeman's disability insurance policy if the continued payments of such premium is a condition of the continuation of Dr. Freeman's disability payments.

         7.3 Retirement. The Agreement will be terminated by Dr. Freeman's Retirement at the date of such Retirement.

         7.4 Termination for Cause. Either CAI or CAHS may terminate Dr. Freeman's employment hereunder for Cause at any time by written notice given to Dr. Freeman.

         7.5 Notice of Termination. Any purported termination of employment: (x) by CAI, CAHS or a Subsidiary by reason of Dr. Freeman's Disability or for Cause; or (y) by Dr. Freeman to CAI and CAHS for Good Reason shall be communicated by written Notice of Termination to the other parties. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given: (i) by either CAI or CAHS to Dr. Freeman; or (ii) by Dr. Freeman to CAI and CAHS which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of termination under this Agreement.

         7.6 Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean the date of Death, Retirement or the Date of Termination of employment specified in the Notice of Termination, which date shall not be more than ninety (90) days after such Notice of Termination is given.

         7.7 Payments on Termination. Upon termination of Dr. Freeman's employment by either CAI or CAHS other than by reason of Dr. Freeman's Death, Disability, Retirement or for Cause, but, including for failure to renew this Agreement, either CAI or CAHS will pay to Dr. Freeman the following Severance (subject to any applicable payroll or other taxes required to be withheld), one-twelfth (1/12) of the Basic Salary of Dr. Freeman's payable monthly for a period covering twelve (12) months.

         7.8 Termination by CAI or CAHS for Cause. In the event of the termination of Dr. Freeman's employment by either CAI or CAHS for Cause, Dr. Freeman or his estate or beneficiary, as the case may be, shall receive his Basic Salary to the Date of Termination and no other amount except as required by law or by the terms of employee welfare plans in which Dr. Freeman was a participant.

         7.9 Termination by Death, Retirement or Disability. In the event of the termination of Dr. Freeman's employment by Retirement, Death or Disability, Dr. Freeman or his estate or beneficiary, as the case may be, shall receive his Basic Salary through the Date of Termination.

      8. REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION BY EMPLOYEE

         8.1 Representations and Warranties. Dr. Freeman represents that each of the representations and warranties previously made by him in the Employment Agreement are true, correct and complete as of the Commencement Date.

         8.2 Indemnification. Dr. Freeman hereby agrees to indemnify, defend and hold harmless CAI and CAHS from and against any and all claims, losses, liabilities, damages (including, without limitation, compensatory and/or punitive damages), costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by either CAI or CAHS as a result of any claim or action relating to Dr. Freeman's practice of medicine prior to the
Commencement   Date.

         8.3 The foregoing representations, warranties and indemnification shall remain in effect throughout the Term and for a period of two (2) years following the termination or expiration of this Agreement.

      9. CONFIDENTIAL INFORMATION AND PROPRIETARY INTERESTS

         9.1 Acknowledgment of Confidentiality. Dr. Freeman understands and acknowledges that he may obtain Confidential Information during the course of his employment by CAI and CAHS. Dr. Freeman further acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that, in connection with such services, he will have access to Confidential Information vital to both CAI's, CAHS' and their Affiliates' business. Accordingly, Dr. Freeman agrees that he shall not, either during the Term or at any time within one (1) year after the Date of Termination: (i) use or disclose any such Confidential Information outside of CAI, CAHS and their Affiliates; or (ii), except as required in the proper performance of his services hereunder, remove or aid in the removal from the premises of CAI, CAHS or any Affiliate, any Confidential Information or any property or material relating thereto.

         The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or as a consequence of a breach by Dr. Freeman of his obligations under this Section 9).

         In the event Dr. Freeman is required by law or a court order to disclose any such Confidential Information, he shall, subject to the requirements of applicable law, promptly notify both CAI and CAHS of such requirement and provide CAI and CAHS with a copy of any court order or of any law which in his opinion requires such disclosure and, if either CAI or CAHS so elects, and if he is legally able to do so, permit either CAI or CAHS an adequate opportunity, at its own expense, to contest such law or court order.

         9.2 Delivery of Material. Dr. Freeman shall promptly, and without charge, deliver to CAI and CAHS on the termination of his employment hereunder, or at any other time CAI or CAHS may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the business of CAI and CAHS and the Affiliates, and all property associated therewith, which he may possess or have under his control.

         9.3 Extension of Section 12. All of the provisions of Section 12 shall be deemed to be applicable to all Confidential Information to which Dr. Freeman may have obtained access or which he may have invented or developed during his employment by CAI, CAHS or any Affiliate or Subsidiary.

      10. DISPUTES AND REMEDIES

         10.1 Waiver of Jury Trial. Each of Dr. Freeman, CAI and CAHS hereby waives the right to a trial by jury in the event of any dispute, which arises under this Agreement.

         10.2 Injunctive Relief. If Dr. Freeman commits a breach, or threatens to commit a breach, of any of the provisions of Section 12, either CAI or CAHS shall have the following rights and remedies (each of which shall be independent of the other, and shall be severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to either CAI or CAHS at law or in equity):

            (i) the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged by Dr. Freeman that any such breach or threatened breach will or may cause irreparable injury to CAI and CAHS and that money damages will or may not provide an adequate remedy thereto; and

            (ii) the right and remedy to require Dr. Freeman to account for and pay over to CAI and CAHS all compensation, profits, monies, increments, things of value or other benefits, derived or received by Dr. Freeman as the result of any acts or transactions constituting a breach of any of the provisions of
Section 12 of this Agreement, and Dr. Freeman hereby agrees to account for and pay over all such compensation, profits, monies, increments, things of value or other benefits to CAI and CAHS.

         10.3 Partial Enforceability. If any provision contained in Section 12, or any part thereof, is construed to be invalid or unenforceable, the same shall not affect the remainder of Dr. Freeman's agreements, covenants and undertakings, or the other restrictions which he has accepted, in Section 12, and the remaining such agreements, covenants, undertakings and restrictions shall be given the fullest possible effect, without regard to the invalid parts.

         10.4 Intention of Parties. It is expressly understood and agreed that the confidentiality and proprietary rights provisions of this Agreement have been accepted, and agreed to by Dr. Freeman in contemplation of this Agreement. It is therefore the specific intention of the parties, any general considerations of public policy to the contrary notwithstanding, that the provisions of Section 12 of this Agreement shall be enforced as written and to the fullest extent possible.

      11. GOOD STANDING

         11.1 Each of CAI and CAHS represents that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of CAI and CAHS further represents that it has full power and authority to conduct it business and to enter into this Agreement.

         11.2 Dr. Freeman represents that he presently meets the following criteria and that he will continue to maintain compliance with these criteria unless waived by either CAI or CAHS:

            (i) Current license to practice medicine in the State of Maryland;

            (ii) Full compliance with all applicable federal, state and local laws, regulations, and ethical standards governing the practice of medicine generally; and

            (iii) High ethical standards and is good professional standing in the community.

      12. RESTRICTIONS

         12.1 Acknowledgment. Dr Freeman acknowledges that his services provided to CAI and CAHS under this Agreement will provide him with exposure to insurance companies and other third-party payers of health care services.

         12.2 Restrictions. Accordingly, the parties hereby agree that during the term of this Agreement and for a period of two (2) years from the date of termination of this Agreement by any party (the "Restrictive Period"), Dr. Freeman shall not directly or indirectly:

            (i) induce or attempt to influence any organization or entity that has a contractual relationship with CAI, CAHS or any Affiliate at any time during the Restrictive Period to terminate such relationship or, to the extent such relationship terminates for any reason, prevent or attempt to prevent the reestablishment of such relationship(s);

            (ii) solicit to provide medical management services, directly or indirectly through association with any entity that so solicits, to any insurance company or other third party payor of health care services with which either CAI, CAHS or any Affiliate has any such contractual relationship(s) at the time of termination of his employment hereunder and at any time during the remainder of the Restrictive Period; or

            (iii) for the purpose of conducting or providing services similar to those provided hereunder, engage, hire, offer to engage or hire, or employ or enter into business with any person or entity which served as an employee or independent contractor of either CAI, CAHS or any Affiliate at the time of termination of his employment hereunder and at any time during the remainder of the Restrictive Period, whether as a joint venture, partnership, corporation, or otherwise, without the prior written consent of both CAI and CAHS.

         12.3 During the term of this Agreement and for a period of two (2) years following the termination of the Employment by any party, Dr. Freeman agrees that he will not in any way, directly or indirectly, manage, operate, control or accept employment or a consulting position with or otherwise be connected with, or own, or have any other interest in or right with respect to (other than through ownership of not more than five (5%) percent of the outstanding shares of a corporation's stock which is publicly traded or listed on a national securities exchange) a Care Management Company (as hereinafter defined) which competes (or is deemed to compete by fulfilling the conditions stated in the following sentence) with either CAI or CAHS or any Subsidiary or Affiliate in the Care Management Business (as hereinafter defined).

         For purposes of this Agreement, (i) a "Care Management Business" means, and is limited to, utilization review of inpatient and outpatient care and managed care or disease management services for other entities such as insurance companies and other payers; (ii) a "Care Management Company" means an entity substantially all of the business of which consists of the Care Management Business.

         The foregoing restriction on competition shall be limited to competition in any State, including the District of Columbia, in which either CAI, CAHS or any of its Affiliates or Subsidiaries conducts its Care Management Business.

         12.4 For purposes of Section 12.3, an enterprise shall be deemed to be competing with CAI's or CAHS' or its Affiliates' or Subsidiaries' business notwithstanding the fact that it does not within the two (2) year period following the termination of the Employment actually compete with such entities if (i) within the two (2) year period following the termination of the Employment the enterprise is actively developing the capability to compete with such entities; (ii) Dr. Freeman has knowledge of such efforts and (iii) within six (6) months of developing such capability but in no event later than six (6) months following two (2) years from the date of termination of the Employment the enterprise actively competes with such entities.

         Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall be interpreted to restrict Dr. Freeman from treating clinical patients and conducting the practice of medicine (directly or through another person or entity) during or after the term of this Agreement, or after the term of this Agreement (subject to Section 12.5) accepting employment with an insurance company or other third party payer, hospital, health maintenance organization, or other facility providing care to patients.

         12.5 During the term of this Agreement and for a period of two (2) years following the termination of the Employment by any party, Dr. Freeman agrees that he will not seek or accept employment, an affiliation, a consultancy or any other arrangement with any company, entity, employer, health plan or customer with which either CAI, CAHS or Contemporary HealthCare Management, Inc. at the time of termination of his employment hereunder has or is negotiating a customer/client relationship.

         12.6 Reasonableness of Restrictions. The parties hereby acknowledge that the restrictions contained in Section 12.2 above are reasonable and necessary to protect the legitimate interests of CAI and CAHS and that any violation of such restrictions would result in irreparable injury to such entities.. CAI, CAHS and Dr. Freeman acknowledge that in the event of a violation of any such restriction which is not corrected within thirty (30) days thereof, either CAI or CAHS shall be entitled to injunctive relief without having to prove actual damages or immediate or irreparable harm or to post a bond. CAI and CAHS shall also be entitled to an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which either CAI or CAHS may be entitled at law or in equity. In the event of any such violation, the Restrictive Period referred to in Section 12.2 shall be extended by a period of time equal to that period beginning with the commencement of any such violation and ending when such violation finally shall have been terminated in good faith.

      13. GENERAL

         13.1 Headings. The headings of the Sections of this Agreement are for convenience only and shall not affect the meanings or interpretations of the contents thereof.

         13.2  Entire   Agreement.   This  Agreement   represents  the  complete
understanding among the parties, and supersedes all prior negotiations, representations or agreements, whether written or oral, as to the matters described herein. It may be amended only by a written instrument signed by the duly authorized representatives of all parties. No requirement, obligation, remedy or provision of this Agreement shall be deemed to have been waived, unless so waived expressly in writing, and any waiver of any provision shall not be considered a waiver of any right to enforce such provision thereafter.

         13.3 Notice. All notices authorized or required herein shall be in writing and shall be sent by first class mail, postage prepaid, to Dr. Freeman or to CAI and CAHS at their respective addresses as set forth below.

          Richard W. Freeman,  M.D.
          4325 Wickford Road
          Baltimore, Maryland 21210

and

          CareAdvantage, Inc. and
          CareAdvantage Health Systems, Inc.
          485-C Route 1 South
          Iselin, New Jersey  08830

         13.4 Governing Law. This Agreement shall be construed and governed by the laws of the State of New Jersey applicable to contracts made and to be performed entirely within such state.

         13.5 Negotiations. For all purposes, this Agreement shall be deemed to have been drafted by all parties executing it. The representations, terms, covenants and conditions contained herein shall be deemed to be material and to have been relied upon by the party or parties to whom they have been made.

         13.6 Assignment. Without the prior written consent of the other party hereto, neither party may assign any of its rights or delegate any of its obligations hereunder; provided, however, that either CAI or CAHS may assign this Agreement to any Affiliate without the prior written consent of Dr. Freeman. Subject to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

         13.7 Financing. All amounts due and benefits provided under this Agreement shall constitute general obligations of CAI in accordance with the terms of this Agreement. Dr. Freeman shall have only an unsecured right to payment thereof out of the general assets of CAI and CAHS. Notwithstanding the foregoing, CAI may, by agreement with one or more trustees to be selected by CAI, create a trust on such terms as CAI shall determine to make payments to Dr. Freeman in accordance with the terms of this Agreement.

         IN   WITNESS   WHEREOF,   the   parties   by  their   duly   authorized
representatives have executed this Agreement under their respective hands and seals as of the day and year first above written.


WITNESS:

_______________________________         _______________________________
                                        RICHARD W. FREEMAN, M.D.


ATTEST:                                 CAREADVANTAGE HEALTH SYSTEMS, INC.


_______________________________         By:_______________________________(Seal)
                                           Name:
                                           Title:


ATTEST:                                 CAREADVANTAGE, INC.

_______________________________         By:_______________________________(Seal)
                                           Name:
                                           Title: